Exhibit 10.6

BROKER’S AGREEMENT

This Agreement is made in duplicate the 17th day of June 2020 between Manulife (International) Limited (hereinafter called the “Company”), and EQUATOR ASSET PROTECTION LIMITED (hereinafter called the “Broker”).

1.	STATUS

(a)	With effect from 17th day of June 2020, subject to the Broker’s duties owed to its clients and all applicable laws, regulations, rules, codes, guidelines or other regulatory requirements, the Broker agrees to introduce or place the Company’s insurance products or other related businesses to its clients where it is in its clients’ interests.

(b)	Notwithstanding any of the terms and conditions in this Agreement, the Company reserves the right in its sole and absolute discretion not to accept any application for the Company’s insurance products or other related businesses (“Application”) submitted by the Broker on any one or more occasions or generally and shall be under no obligation whatsoever to give any reasons for such refusal.

(c)	During the continuance of this Agreement, the Broker shall, in respect of any Application submitted by it and approved by the Company , be entitled to the commissions, bonus and other compensation set out in this Agreement on condition that the Broker is in full compliance with the terms and conditions herein.

(d)	Nothing in this Agreement shall create or constitute any agency, partnership or joint venture relationship between the Company and the Broker, or any employer-employee relationship between the employees of one party and the other party. The Broker shall remain at all times the agent of its clients. Neither party shall have the authority to act for or to incur any obligation on behalf of the other party.

(e)	The Company shall have the right to communicate directly or indirectly with or service the Broker’s clients who have taken out insurance policies issued by the Company pursuant to this Agreement when the relevant insurance policies remain in full force and effect and thereafter for the purpose of administering the relevant insurance policies or for any other purpose which the Company may consider appropriate. Nothing in this Clause shall limit the right of the Company to communicate with any person by using personal data obtained from any source other than the Broker, whether or not such person is also a client of the Broker.

(f)	This Agreement shall not be deemed to be exclusive and the parties are free to enter into similar agreements with other third parties.

2.	COMMISSIONS BONUS & OTHER COMPENSATION

(a)	Subject to the terms and conditions of this Agreement, the Company shall pay to the Broker commissions on premiums paid in full and actually received by the Company in cleared funds on insurance policies issued (which have not been cancelled or returned before the end of their respective cooling-off period) pursuant to Applications received from the Broker under this Agreement, at the commission rates set forth in the Company’s then current Schedules of Commissions & Bonuses. The Schedules of Commissions & Bonuses is subject to change or revocation by the Company at any time in the Company’s absolute discretion and without prior notice to the Broker, and the Broker agrees that such change or revocation (as the case may be) shall be effective and binding upon the Broker, but no change shall affect commissions on any policy the Application for which is submitted to the Company prior to the effective date of the change. The Company’s decision on commissions is final and conclusive.

Manulife (International) Limited

Incorporated in Bermuda with limited liability

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(b)	Subject to the terms and conditions of this Agreement, the Broker may qualify for a bonus set forth in the Company’s then current Schedules of Commissions & Bonuses. The Schedules of Commissions & Bonuses is subject to change or revocation by the Company at any time in the Company’s absolute discretion and without prior notice to the Broker, both in percentage of bonus payable and qualification requirements, and the Broker agrees that such change or revocation (as the case may be) shall be effective and binding upon the Broker. Bonus payments shall be based on the Company’s then current Schedules of Commissions & Bonuses. The Company’s decision on bonuses is final and conclusive.

(c)	Benefit, remuneration, privilege or perquisite not expressly set out herein or referred to in the Schedules of Commissions & Bonuses may be granted to the Broker at the sole discretion of the Company without any binding legal effect on the Company to continue or improve any such benefit, remuneration, privilege or perquisite; and the Company shall have the sole and absolute discretion to modify, change or discontinue forthwith any such benefit, remuneration, privilege or perquisite at any time without prior notice to the Broker.

3.	REGULATIONS ON COMPENSATION

(i)	When any part(s) or provision(s) of a policy issued upon the Application submitted by the Broker pursuant to this Agreement is changed or converted to another policy plan, the commission, bonus and other compensation payable, if any, upon the changed or converted policy shall be determined by the rules of the Company current at the time of such change, and the Company’s determination shall be final and binding. In any event, the Broker shall not be entitled to any commission, bonus or other compensation on the changed or converted policy unless the change or conversion is effected by the Broker itself.

(ii)	If a policy has been surrendered or lapsed or reduced within six months prior to the date of an Application for insurance on the same life, or if the Company reasonably believes that an Application for new insurance is made by the applicant with the intention to replace within one year (before or after the time of Application) an existing policy or part thereof, the commission, bonus and other compensation (if any) on the new policy shall be determined by the rules of the Company current at the time of such Application, and the Company’s determination shall be final and binding. The Broker shall be bound to pay the Company on demand any excessive commissions, bonus and other compensation which the Broker may have received on the new policy. In any event, the Broker shall not be entitled to any commission, bonus or other compensation on the new policy unless the replacement is effected by the Broker itself.

(iii)	If the Company returns all or a portion of a premium paid in respect of a policy whether as a result of policy surrender, partial surrender, termination, reduction of sum insured or otherwise, the Broker shall refund to the Company on demand the amount of commissions, bonus and other compensation (if any) received by the Broker on the premiums so returned.

(iv)	Before the Broker should receive or take any comm1ss1on, bonus or any other compensation from the Company generated by any policies or products sold by the Company through the Broker under this Agreement, the Broker should obtain proper consent or permission from the customers or clients, who purchase such policies or products, to receive commission, bonus or compensation in respect of the purchase(s). The Company shall have the right to request the Broker to provide evidence, to the satisfaction of the Company, that such prior consent or permission has been duly obtained.

Manulife (International) Limited

Incorporated in Bermuda with limited liability

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(v)	No commission, bonus or other compensation shall be payable in respect of any policy that is or becomes void or unenforceable for any reason whatsoever (including by reason of the avoidance of any policy by the Company), and the Broker shall be bound promptly to pay or refund to the Company on demand any such commission, bonus or compensation paid in respect of any such policy.

(vi)	The Company shall be entitled to cease paying the Broker any commission, bonus or other compensation if the Broker’s client has notified the Company in writing that he/she does not require the Broker to provide the services to him/her, and the Broker shall be bound promptly to pay or refund to the Company on demand any such commission, bonus or compensation paid in respect of any such policy.

(vii)	In the event that there is any fraud, money-laundering or mis-selling in respect of any policy, the Company shall be entitled to claw back from the Broker all commission, bonus or compensation paid to the Broker on such policy. The Broker shall immediately repay to the Company on demand any commission, bonus or compensation paid in respect of any such policy. The Broker agrees that it shall indemnify the Company and hold it harmless against all loss, claims, demands, expenses and other liabilities that may be incurred by the Company as a result of fraud, money-laundering or mis-selling in respect of any policy. This clause shall survive the termination of this Agreement.

4.	OFFSETS TO COMMISSIONS AND BONUSES

To the extent not prohibited by the applicable laws, the Company shall have the right at all times to withhold and/or offset any claims or monies (including any commission, bonus or other compensation (if any)) accrued or to accrue to the Broker under this Agreement against any debt, obligation or liability (actual or contingent) due at any time to the Company from the Broker, as Broker or otherwise. Such withholding and/or offsetting shall not create any cause of action against the Company by the Broker. The ledger account of the Company shall be admissible and conclusive evidence of the state of the accounts between the parties hereto. This Clause shall survive termination of this Agreement.

5.	BROKER’S DUTIES

(a)	The Broker agrees that it shall:

(i)	immediately remit to the Company all monies received or collected from the policy applicant which are intended to be paid to the Company;

(ii)	deliver any policy issued by the Company to its clients without delay;

(iii)	be solely responsible for obtaining all professional indemnity insurance, licences, permits and approvals for itself or for its directors, managers and/or any other legal representatives (including its technical representatives), which are necessary or required for the performance of its duties hereunder;

(iv)	whenever the Company so requires, furnish to the Company a detailed report on all the policies, receipts or notes in the Broker’s possession for delivery to or collection by the policyholders; on policies or receipts returned to the Broker for cancellation by the Company; and on every item of business transacted with the Company by it;

Manulife (International) Limited

Incorporated in Bermuda with limited liability

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(v)	upon demand from the Company, return to the Company all policies and premium receipts in its possession for the purpose of transmission to, but uncollected by, the policyholders. Upon termination of this Agreement for any reason whatsoever, the Broker shall return to the Company all documents in the Broker’s custody or possession belonging to the Company.

(b)	The Broker shall explain to its clients the importance of disclosing all material facts in respect of their Applications submitted to the Company which may affect either (i) the Company’s decision to accept the Application submitted or underwrite the risk or (ii) the terms on which the Company will accept the Application submitted or underwrite the risk. Any and all such material facts disclosed by the clients to the Broker must in turn be disclosed promptly, fully and completely by the Broker to the Company. The Company reserves an absolute right to decline any Application submitted. The Broker shall also disclose to and advise the clients on all material facts relating to the insurance policy introduced to the clients.

(c)	If any information supplied by the Broker to the Company shall materially alter or become materially untrue after it has been supplied, the Broker shall immediately notify the Company of such alteration and supply such further correct information as may be necessary before any further business is introduced or placed by the Broker with the Company. In particular, the Broker shall promptly notify the Company in writing:

(i)	of any change of name or address;

(ii)	of any change in its ownership, partners, directors, managers, controllers or any other legal representatives (including its technical representatives);

(iii)	if the Broker or any of its owners, partners, directors, managers, controllers or any other legal representatives (including its technical representatives) is investigated on or charged with any criminal offence or becomes subject to investigation or disciplinary action by any governmental, regulatory or professional body; or

(iv)	if any authorizations, approvals, licences and permits which are necessary for the performance of its obligations under this Agreement are altered, suspended or revoked.

(d)	The Broker hereby expressly agrees not to:

(i)	deliver a policy if there is any change in the insurability of the risk insured;

(ii)	misrepresent, either orally or in writing, the terms and conditions of any policy offered for sale under this Agreement;

(iii)	give any rebate of premium;

(iv)	incur any expenses or create any liability or debt for which the Company would be responsible or bind the Company in any way without the written consent of the Company;

(v)	engage in any conduct which violates applicable laws, regulations, rules, codes and guidelines to which the Broker is subject, and any codes of conduct, statements of practice, directions, guidelines or regulations issued by the relevant regulatory authorities or approved bodies of insurance brokers to which the Broker is subject; or

(vi)	commence or defend any action or legal proceeding in connection with the Company’s business without prior written consent of the Company.

Manulife (International) Limited

Incorporated in Bermuda with limited liability

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6.	REPRESENTATIONS AND WARRANTIES

(a)	The Broker represents and warrants that it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation, it has the necessary power and capacity to enable it to enter into this Agreement, and this Agreement constitutes legal, valid, binding and enforceable obligations upon it.

(b)	The Broker further represents, warrants and undertakes that:

(i)	it is and will continue to be an authorized insurance broker in the Hong Kong Special Administrative Region (“Hong Kong”);

(ii)	it shall comply with all applicable laws, regulations, rules, codes and guidelines (as amended from time to time) to which the Broker is subject, including without limitation, the Insurance Ordinance, the Personal Data (Privacy) Ordinance and the Prevention of Bribery Ordinance, and any codes of conduct, statements of practice, directions, guidelines or regulations issued by the relevant regulatory authorities or approved bodies of insurance brokers to which the Broker is subject in connection with the performance of its duties and obligations hereunder;

(iii)	it has full power, authority and legal rights to enter into and engage in the transactions contemplated by this Agreement and has taken and obtained all necessary corporate or other actions and consents, approvals, licences or permits to execute and perform the duties and obligations under this Agreement;

(iv)	this Agreement shall constitute legal, valid and binding obligations of the Broker and shall be enforceable in accordance with its terms and conditions; and

(v)	all information supplied by it at any time to the Company relating to itself, its business and the insurance business introduced or placed by it to the Company is true and correct in all respects.

7.	BROKER’S AUTHORITY

(a)	The Broker shall not negotiate, enter into contracts and agreements on behalf of the Company and the Company shall not be bound by any contracts and agreements made by the Broker. The Broker shall have no authority to waive any requirement or in any way modify or alter the insurance policy issued by the Company, nor shall the Broker have any power to bind the Company by making any promise or representation. This Clause shall not affect or prejudice the Broker’s right to introduce the Company’s insurance products to its clients where it is in its clients’ interests and submit Applications for life insurance and annuities on behalf of its clients to the Company.

(b)	The Broker is not authorized to hold the monies of its clients on behalf of the Company but the Broker shall not be restricted from holding the monies of its clients and/or paying the premiums transmitted to the Broker by its clients to the Company if it is so authorized by its clients in writing. The Broker shall not, on behalf of the Company, extend the time allowed for the payment of any premium.

Manulife (International) Limited

Incorporated in Bermuda with limited liability

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(c)	The Broker hereby expressly agrees not to:

(i)	make any endorsements on policies or waive, forfeit or quote premium rates other than those published by the Company or guarantee or change any dividend scales or interest rates published or to be published by the Company;

(ii)	change or vary any of the policies sold or offered for sale under this Agreement; or

(iii)	conduct any business in the name of the Company or purport to be the agent/representative of the Company.

(d)	Unless with the Company’s express written authority, the Broker shall not use the Company’s name or logo or make reference to any relationship with the Company or its products on any of the Broker’s website, advertisements, publicity, marketing or corporate materials, letters or other documents (whether or not in electronic form) in any context.

8.	NO ADVERTISING OR PUBLICATION BY BROKER

The Broker shall not modify, produce, print, publish, broadcast, issue or distribute or cause to be modified, produced, printed, published, broadcast, issued or distributed any circular, interview or advertisement or any other materials or printed matter concerning the Company or its insurance products or other related businesses and services in any newspaper, magazine, publication or any other media whatsoever without the prior written approval of the Company. If any lawsuits shall be brought against the Company in consequence of any unauthorised action or statement of the Broker, the Broker shall indemnify and keep the Company indemnified and harmless from all costs and damages arising therefrom or incidental thereto.

9.	BROKER’S DUTY TO DISCLOSE AND INDEMNIFY

(a)	The Broker shall disclose to the Company every fact and circumstance within its knowledge relevant to the acceptance of the risk by the Company, and shall accurately relate to the Company every fact disclosed to the Broker by the proposed insured and or any other person relevant to the Company’s acceptance of the risk. The Broker shall obtain the consents from the clients for such disclosures to the Company.

(b)	The Broker shall:

(i)	indemnify the Company against all losses incurred by the Company arising out of and/or in connection with the Broker’s failure to disclose to the Company facts within the Broker’s knowledge relevant to the Company’s acceptance of the risk in accordance with the terms of this Agreement;

(ii)	indemnify the Company and hold it harmless against all losses, claims, demands, expenses, and other liabilities incurred by the Company as a result of any breach of the terms and/or conditions of this Agreement by the Broker including without prejudice to the generality of foregoing any representation made by the Broker which is not authorised hereunder or otherwise in writing by the Company, and any offence committed by the Broker against any laws, regulations, and statutory requirements; and

(iii)	indemnify the Company against all losses, costs, expenses, actions, proceedings suffered by the Company as a result of the Broker’s failure to verify and check the proposed insured’s and/or owner’s particulars shown on the application for insurance.

This Clause shall survive the termination of this Agreement.

Manulife (International) Limited

Incorporated in Bermuda with limited liability

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10.	APPLICATIONS & NO ALTERATIONS OF DOCUMENTS

(a)	The Broker shall, in placing business with the Company, use such forms and documents as may from time to time supplied to it by the Company for the purposes hereof. The Broker shall not make any alterations, additions or erasures on any of the forms and documents supplied by or belonging to the Company or any applicant for insurance or policyholder which may from time to time be in the possession of the Broker.

(b)	All Applications shall be made by using application forms supplied by the Company. All Applications secured by the Broker for insurance products or other businesses as may be issued by the Company, together with any medical examination and other reports, shall be delivered to the Company.

(c)	The Company shall remain as the sole proprietary owner of all brochures, policy forms, application forms, stationary and any other materials and documents which bear the name and/or logo of the Company, whether they are provided to the Broker or any of its legal representatives (including its technical representatives) by the Company.

11.	POLICIES

No policy will be issued until the initial premium is received by the Company in cleared funds. The Company will not issue the policy if there has been any change in the insurability of the risk and/or the facts and information contained in the application forms subsequent to the submission of the Application.

12.	REGULATIONS

(a)	The Broker agrees to comply with all applicable written rules and regulations which the Company have or may establish from time to time and all other reasonable requirements of the Company (including those for ensuring that the Broker promptly, and without amendment, provides to its client any information that the Company provides or makes available to the Broker in relation to its client) as notified to the Broker from time to time to govern the conduct of its business hereunder.

(b)	The Broker agrees that the Company may apply its internal market conduct review and disciplinary process to review any complaints or matters arising out of or relating to the activities or omissions of the Broker or any of the Broker’s technical representatives, consultants or other employees (collectively, “Representative”). Should any of the Broker or the Broker’s Representative’s activities or omissions constitute, in the Company’s opinion, negligence, misconduct, fraud or breach of any of the Company’s rules and regulations (as communicated to the Broker by the Company from time to time), the Company shall have the absolute discretion to refuse any policy application submitted or insurance business referred to the Company by the Broker or by such Representative or to withhold or forfeit any commission, bonus or compensation which is otherwise payable to the Broker.

Manulife (International) Limited

Incorporated in Bermuda with limited liability

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13.	USE OF BROKER’S INFORMATION

The Broker acknowledges and agrees that the Company may need to collect information or data about the Broker and any person associated with or employed by the Broker (the “data subject”) throughout the course of the Company’s business relationship with the Broker. The Company shall have the right to use or disclose this information and data to the extent permitted or required by law, and/or to comply with applicable legal or regulatory requirements, and/or for any regulatory purposes (including compliance reviews and other regulatory audits), and/or to administer and develop the business relationship with the Broker. The Company reserves its rights:

(i)	to share any of the information or data provided by the Broker, or relating to its account with other members of the Company’s group, regulatory authorities or bodies, and other credit reference agencies;

(ii)	to carry out credit checks on the Broker, its directors, partners, members, or employees from time to time;

(iii)	to use any information or data supplied by the Broker for the purposes of exchanging information or data with other third parties, conducting market research, preparing strategic or other marketing plans, or gauging product sales or product performance. The Company may carry out all these activities alone or in conjunction with another party. The Company will not identify any of the Broker’s clients if the Company takes part in these activities.

The Broker agrees to inform all data subjects of the provisions of this Clause.

14.	WAIVER

Any failure or omission on the part of the Company to take any immediate action on the breach of any of the terms and/or conditions of the Agreement on the part of the Broker shall not be construed as a waiver of the Company’s rights under this Agreement or pursue any other remedies available to it under the laws in force from time to time, or to be construed as consent or permission granted to the Broker not to act in accordance with this Agreement. The Broker further agrees that no provision of this Agreement will be deemed to be waived by the Company unless such waiver is in writing and signed by an authorized officer of the Company stating explicitly that it is intended to modify or waive the effect of such provision.

15.	SEVERABILITY

The provisions of this Agreement are severable. In the event that any provisions herein is to be held invalid, unenforceable or illegal by any court or authority of competent jurisdiction, the remaining provisions of this Agreement shall not be affected and shall remain in full force and effect between the parties hereto, and this Agreement shall be construed in all respects as if such invalid, unenforceable or illegal provision were omitted.

16.	ASSIGNMENT

(a)	This Agreement shall be assignable, transferable or disposable by the Company in whole or in part to any successor or affiliated company, and the Broker hereby gives its express consent for such purpose.

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Incorporated in Bermuda with limited liability

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(b)	No rights or interests of the Broker in or under this Agreement shall be or purport to be sold, transferred, assigned or disposed of without the prior written consent of the Company. Such consent by the Company to any sale, transfer, assignment or disposition shall not create or imply any acknowledgement or responsibility or guarantee on the part of the Company as to the validity, effect or sufficiency of such sale, transfer, assignment or disposition, and such sale, transfer, assignment or disposition shall be filed in writing to the Company.

17.	NOTICE

Notices under or in connection with this Agreement shall be in writing. Any notice given by either party hereto shall be deemed to have been sufficiently given if sent by facsimile to the party’s last known facsimile number or sent by registered post or delivered personally to the registered office address of the Broker or to the registered office address of the Company’s office or such other address as may be notified by the relevant party to the other for this purpose from time to time (as the case may be). A notice shall be deemed to have been received by the party to whom it is addressed:

(i)	if sent by facsimile, on the date it is successfully sent as evidenced by a transmission control report from the dispatching machine;

(ii)	if sent by registered post, 2 calendar days after the notice is posted (excluding the date of posting) (if posted to an address in the same country) or 7 calendar days after the notice is posted (excluding the date of posting) (if posted to an address in another country) and in proving such service, it shall be sufficient to prove that the envelope containing the notice was properly addressed and posted;

(iii)	if delivered personally, when left at such party’s registered office address.

18.	CONFIDENTIALITY

(a)	The Broker shall not, at any time whether during or after the termination of this Agreement, divulge or use any information of a confidential nature disclosed by the Company or in relation to the Company’s affairs, operations or business or its clients or policyholders or the existence of this Agreement and its terms (collectively, the “Confidential lnfonnation”) unless with the prior written consent of the Company. Notwithstanding the foregoing, the obligations of this Clause do not apply to:

(i)	any Confidential Information which the Broker can demonstrate is in, or has come into, the public domain without any breach by it of this Agreement;

(ii)	any Confidential Information the disclosure of which is required by law or pursuant to a court order or is required by any governmental or regulatory body provided that the Broker shall, if practicable and to the extent not prohibited by laws, notify (where applicable, in advance) the Company of such disclosure or use and supply a copy of the required disclosure to the Company;

(iii)	any Confidential Information which the Broker can demonstrate is received from a third party other than the Company without any confidentiality obligation; or

(iv)	any Confidential Information which the Broker discloses to its officers, directors and employees provided that such officers, directors and employees shall have been duly informed of the confidential nature of such information and the Broker shall ensure that such officers, directors and employees shall also comply with the confidentiality obligations of this Clause and shall be given access to such information only on a “need to know’’ basis.

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Incorporated in Bermuda with limited liability

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(b)	The Broker acknowledges that in the event of a breach or threatened breach of any of the provisions of Clause 18(a) above by the Broker, damages may not be an adequate remedy for the Company and accordingly, the Company shall be entitled to an injunction on the Broker against such breach or threatened breach in addition to any other remedy the Company may be entitled to at law or in equity, and no particular legal or equitable remedy shall be construed as a waiver or limitation of any other legal or equitable remedies in the event of a breach of Clause 18(a) above.

(c)	This Clause 18 shall survive the termination of this Agreement.

19.	EXISTING AGREEMENTS

(a)	This Agreement together with its Schedules constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all previous agreements, arrangements, negotiations and undertakings, if any, between the Company and the Broker, except as to commissions payable and any obligation or liability owing to each other in accordance with such agreements.

(b)	This Agreement shall, unless the Company otherwise consents in writing, supersede, abrogate, and annul any relation held before by the Broker with the Company, as agent, broker or otherwise.

20.	MODIFICATIONS

All modifications to this Agreement shall have no force and effect except that they are expressed in writing, and duly executed by the Company and the Broker. For the avoidance of doubi this Clause 20 does not affect or impair the Company’s right to change or revoke the percentage of commission and broker’s bonus as set out in the Company’s Schedules of Commissions & Bonuses as provided for in Clause 2 of this Agreement.

21.	TERMINATION

(a)	Either party to this Agreement may terminate this Agreement at any time by giving the other party notice of at least 15 calendar days in writing.

(b)	This Agreement shall terminate forthwith on the institution of voluntary or involuntary proceedings by or against the Broker in bankruptcy or under insolvency laws or for receivership, or the composition with creditors by the Broker, or any judgment entered against the Broker which has an adverse effect on any part of its assets, property or business and which for a period of 30 days shall neither be paid nor stayed pending appeal. The Company will continue to pay the Broker, or the liquidator or receiver of the Broker any commissions (if any) due under this Agreement.

(c)	Without prejudice to any other remedies the Company may have against the Broker, upon the occurrence of any one of the following events, the Company shall at its sole discretion have the right to terminate this Agreement forthwith by serving a written notice on the Broker:

(i)	the breach by the Broker of any of the terms and/or conditions of this Agreement, or the failure of the Broker, in any way whether expressly or impliedly, to comply with any such terms and/or conditions;

(ii)	the breach by the �roker of any applicable laws, regulations, rules, codes of conduct, statements of practice, directions or guidelines to which the Broker is subject;

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Incorporated in Bermuda with limited liability

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(iii)	the withdrawal of business of the Company from Hong Kong;

(iv)	the revocation of any authorizations, licences, permits or approvals required for the conduct of the insurance broker business of the Broker in Hong Kong;

(v)	any judgment is entered against the Broker which for a period of 30 days shall neither be settled nor stayed pending appeal;

(vi)	the Broker supplies false or misleading information to the Company and/or fails to promptly correct any such information;

(vii)	the Broker commits any dishonest or fraudulent act which results in the Broker being charged with and found guilty of an offence;

(viii)	there is a change of control of the Broker; or

(ix)	the Broker becomes unable to provide proper advice to or service its clients,

save and except where this Agreement is terminated under sub-paragraph (viii) above, the Company shall have the right to cease or withhold any or all payments of commission, bonus or any other compensation (if any) payable to the Broker under this Agreement.

(d)	Without prejudice to the proviso in the last paragraph of Clause 21(c), termination of this Agreement shall not affect the respective rights or liabilities of either party hereto accrued or incurred prior to such termination, and the coming into force or the continuance in force of any provision of this Agreement which is expressly stated to come into force or continue in force upon or after such termination.

22.	RIGHT OF THIRD PARTY

Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) and notwithstanding any term of this Agreement, the consent of any third party is not required for any variation (including any release or compromise of any liability), rescission or termination of this Agreement.

23.	GOVERNING LAW

This Agreement shall be construed and governed by the laws in force in the Hong Kong Special Administrative Region, and the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of Hong Kong.

24.	HEADINGS

Headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement or have any binding legal effect. Any words embodying the masculine gender include other genders and any words indicating the singular case shall include the plural and vice versa. Any reference to a Clause or a Schedule is a reference to a clause or a schedule of this Agreement.

Manulife (International) Limited

Incorporated in Bermuda with limited liability

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IN WITNESS WHEREOF the parties hereto have set their hands the day and year first above written.

For and on behalf of	For and on behalf of
EQUATOR ASSET PROTECTION LIMITED	MANULIFE (INTERNATIONAL) LIMITED
Commercial Registration Number: 64274873
BY: TAM KING YEUNG ALVIN

Name of Witness :

(Signature of Witness)

Version of Sep 2019

Manulife (International) Limited

Incorporated in Bermuda with limited liability

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